UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): December 19, 2007
GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13182 (Commission File Number)	58-2205241 (I.R.S. Employer Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     As previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Form 10-Q”), Graphic Packaging Corporation (the “Company”) sold its Swedish operations on October 16, 2007. The assets subject to this transaction met the criteria for reporting as discontinued operations and were reported as such in the Form 10-Q. Under generally accepted accounting principles, the Company is now required to reclassify previously reported prior period financial statements to reflect the discontinued operations on a basis comparable to the presentation in the Form 10-Q. Accordingly, the Company updated the financial statements included in its Annual Report on Form 10-K to reflect the discontinued operations in the Current Report on Form 8-K filed November 27, 2007.
     We are hereby providing additional financial information for the quarters ended March 31, 2007 and June 30, 2007 that has been revised in advance of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The summarized quarterly financial information included in this Current Report on Form 8-K is presented in connection with the transaction described above and does not constitute a restatement of previously issued financial information. The information contained in this Current Report on Form 8-K is presented as of the quarterly periods indicated above and such information has not been updated to reflect financial results subsequent to such dates. These revisions do not cause a change to the Company’s previously reported consolidated financial condition or cash flows. This filing should be read together with the Company’s other filings with the Securities and Exchange Commission subsequent to the filing of the Annual Report on Form 10-K for the year ended December 31, 2006.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Updated Summary of Quarterly Financial Information for the quarters ended March 31, 2007 and June 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)
Date: December 19, 2007	By:	/s/ DANIEL J. BLOUNT
Daniel J. Blount
Senior Vice President and Chief Financial Officer

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